UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2025

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Invesco Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-56655	83-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2300 N. Field Street
Suite 1200
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-7400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry Into a Material Definitive Agreement.

On June 25, 2025, the board of directors (the “Board”) of Invesco Real Estate Income Trust Inc. (the “Company”) approved the authorization, designation and offering of shares of the Company’s Class S-PR common stock, par value $0.01 per share (the “Class S-PR Shares”), and Class K-PR common stock, par value $0.01 per share (the “Class K-PR Shares”). The preferences, rights, voting powers, restrictions, qualifications, and terms and conditions of the Class S-PR Shares and Class K-PR Shares are substantially similar to the rights, preferences and terms of the Company’s other classes of common stock, including the same proportional rights to the Company’s assets. In connection with the designation of the Class S-PR Shares and Class K-PR Shares, the Company amended certain of its documents as described below.

Amended and Restated Advisory Agreement

On June 27, 2025, the Company entered into the Amended and Restated Advisory Agreement (the “A&R Advisory Agreement”) by and among the Company, Invesco REIT Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and Invesco Advisers, Inc., a Delaware corporation (the “Adviser”) in order to make certain updates in connection with the designation of the Class S-PR Shares and Class K-PR Shares. Pursuant to the A&R Advisory Agreement, the Company will pay the Adviser in connection with the Class S-PR Shares and Class K-PR Shares an amount equal to 1.0% per annum of the net asset value of the Class S-PR Shares and Class K-PR Shares.

The summary of the A&R Advisory Agreement set forth above does not purport to be a complete summary and is qualified in its entirety by reference to the A&R Advisory Agreement, a copy of which is filed herewith and incorporated by reference herein.

Amended and Restated Limited Partnership Agreement

On June 27, 2025, the Company entered into the Amended and Restated Limited Partnership Agreement (the “A&R Limited Partnership Agreement”) with the Operating Partnership in connection with the designation of the Class S-PR Shares and Class K-PR Shares in order to create Class S-PR and Class K-PR Limited Partnership Units, and to modify the Special Limited Partner’s performance participation interest in the Operating Partnership such that the Special Limited Partner is entitled to receive allocations also with respect to Class S-PR and Class K-PR Limited Partnership Units equal to 12.5% of the Total Return, subject to a 6% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined in the A&R Limited Partnership Agreement).

The summary of the A&R Limited Partnership Agreement set forth above does not purport to be a complete summary and is qualified in its entirety by reference to the A&R Limited Partnership Agreement, a copy of which is filed herewith and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On June 30, 2025, the Company issued 878,895.257 Class S-PR Shares and 439,447.629 Class K-PR Shares to Invesco Realty Inc. in exchange for 351,765.527 shares of the Company's Class T common stock, 351,765.527 shares of the Company's Class S common stock, 351,765.526 shares of the Company's Class D common stock and 311,283.091 shares of the Company’s Class I common stock.

The offer and sale of the Class S-PR Shares and Class K-PR Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereunder as they did not involve any public offering.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 27, 2025, the Company filed Articles of Amendment (the “Articles of Amendment”) to the Second Articles of Amendment and Restatement of the Company dated March 1, 2021 (the “Charter”) with the State Department of Assessments and Taxation of Maryland (“SDAT”) increasing the total number of shares of authorized common stock of the Corporation from 3,600,000 to 4,800,000. Immediately following the filing of the Articles of Amendment, the Company filed with SDAT two Articles Supplementary to the Charter (the “Articles

Supplementary”), pursuant to which the Company classified and designated 600,000,000 authorized but unissued Class S-PR Shares and 600,000,000 authorized but unissued Class K-PR Shares.
The summary of each of the Articles of Amendment and Articles Supplementary set forth above does not purport to be a complete summary and is qualified in its entirety by reference to the Articles of Amendment and Articles Supplementary, respectively, copies of which are filed herewith and incorporated herein by reference. Except as described in this Current Report on Form 8-K, the Articles of Amendment and Articles Supplementary did not amend, alter or modify any other terms or provisions of the Charter.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to the Company’s Charter, effective June 27, 2025
3.2	Articles Supplementary Classifying and Designating a Class of Common Stock as Class S-PR Common Stock and Fixing Distribution and other Preferences and Rights of Such Class, effective June 27, 2025
3.3	Articles Supplementary Classifying and Designating a Class of Common Stock as Class K-PR Common Stock and Fixing Distribution and other Preferences and Rights of Such Class, effective June 27, 2025
10.1	Amended and Restated Advisory Agreement, dated June 27, 2025, by and among the Company, Invesco REIT Operating Partnership LP, and Invesco Advisers, Inc.
10.2	Amended and Restated Limited Partnership Agreement of Invesco REIT Operating Partnership LP, dated June 27, 2025

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By: /s/ Tina Carew
Tina Carew
Deputy General Counsel and Secretary

Date: June 30, 2025